Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of February 19, 2015, has been entered into by and between METROSPACES, INC., a Delaware corporation (the “Company”), and the respective persons and entities who have signed this Agreement (each an “Exchanger” and collectively, the “Exchangers”), for the exchange of certain indebtedness of the Company to them, as more fully described herein, for shares of the Company’s Series B Convertible PIK Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”).

The parties hereto agree as follows:

ARTICLE I

Exchange of Indebtedness for Shares of Series B Preferred Stock

Section 1.1 The Exchanges. Upon the terms and conditions set forth in this Agreement, the Company shall issue and deliver to each of the Exchangers, and each of the Exchangers shall, severally but not jointly, acquire from the Company, shares of the Series B Preferred Stock (the “Shares”) in each case, in exchange for indebtedness that the Company or a Subsidiary of the Company has incurred to such Exchanger (“Indebtedness”). Such Indebtedness shall be exchanged such that each Exchanger shall receive one (1) Share in exchange for each U.S. Dollar or fraction thereof of Indebtedness and the interest accrued on such indebtedness. The aggregate amount of Indebtedness incurred to the Exchangers collectively is $600,000 and the aggregate number of Shares being issued and delivered to the Exchangers in exchange therefor is 600,000. The amount of Indebtedness owed by the Company or a Subsidiary to each Exchanger and the number of Shares to be issued in exchange therefor are set forth opposite the signature of each Exchanger in the spaces respectively entitled “Indebtedness” and “Shares.” As used herein, “Subsidiary” shall mean any corporation or other juridical entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such corporation or other entity.

The Company is offering and exchanging the Shares and the Exchangers are acquiring them in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect thereto.

Section 1.2      Closing. The consummation of each of the several exchanges contemplated by Section 1.1(a) (each a “Closing”) shall take place at the offices of the Company located at 888 Brickell Key Drive, Suite 1102, Miami, Florida, Miami local time, (i) on the fifth business day after all of the conditions set forth in Sections 4.1 and 4.2 hereof shall have been satisfied or waived, or (ii) at such other time and place or on such date as each Exchanger and the Company may agree. The date on which each such Closing shall occur is a “Closing Date”. At each Closing, the Company shall deliver to the Exchanger a certificate representing the number of Shares to which he is entitled in exchange for his Indebtedness, registered in his name, against delivery of the following by such Exchanger:

(1)	In the event that such Indebtedness is evidenced by a promissory note, the original of such note, together with an instrument signed by the holder indicating that it has been satisfied;

(2)	in the event that such Indebtedness is an obligation of payment under a contract, a written acknowledgment of the Exchanger that said obligation has been satisfied and that its obligations under such contract are unaffected by such satisfaction;

(3)	in the event that such Indebtedness is secured by a pledge of shares or interests, (A) the certificate representing such shares or interests, if they are certificated, (B) an instruction to the issuer of such shares or interests that the pledge has been released and (C) a release of any security interest that has been filed; and

(4)	in the event that such Indebtedness is carried as book entry on the financial records of the Company or one of its Subsidiaries, an instrument signed by the holder of such Indebtedness that it has been satisfied.

Section 1.3     Independent Nature of Obligations and Rights. The obligations of each Exchanger under this Agreement and the instruments executed and delivered to or by such Exchanger pursuant to this Agreement are several and not joint with the obligations of any other Exchanger, and no Exchanger shall be responsible in any way for the performance of the obligations of any other Exchanger hereunder or thereunder. Nothing contained herein and no action taken by any Exchanger pursuant hereto or thereto, shall be deemed to constitute the Exchangers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Exchangers are in any way acting in concert or as a group with respect to such obligations. Each Exchanger confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Exchanger shall be entitled to independently protect and enforce its rights under or arising out of this Agreement, and it shall not be necessary for any other Exchanger to be joined as an additional party in any proceeding for such purpose. The Company may enforce this Agreement against each of the Exchangers individually and irrespective of whether it elects to enforce this Agreement against any other Exchanger.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. In order to induce the Exchangers to enter into this Agreement and to exchange Indebtedness for Shares, the Company makes all of the following representations and warranties to the Exchanger(s) who are not officers or directors of the Company and only the representations and warranties set forth in subsections (b) and (d) of this Section 2.1 to the Exchangers(s) who are officers or directors of the Company:

(a)      Organization, Good Standing and Power. The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries or own securities or interests of any kind in any other entity, except as disclosed in the Registration of the Company on Form S-1, filed on February 11, 2013, with the United States Securities and Exchange Commission (the “SEC”), as amended, and the reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)(all of such reports, schedules, forms, statements and other documents, together with the aforesaid Registration Statement, including, without limitation, filings and instruments incorporated by reference therein, being referred to herein as the “SEC Documents”). The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its obligations hereunder and under this Agreement.

(b)      Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares and exchange them for Indebtedness in accordance with the provisions of this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)      Capitalization. As of the date of this Agreement, the authorized capital stock of the Company and the shares thereof currently issued and outstanding are as set forth in the SEC Documents, except that the Company is filing or has filed a certificate of designations establishing a series of its preferred stock, par value $0.000001 per share, designated “Series B Convertible PIK Preferred Stock” and comprising 2,000,000 shares (the “Series B Preferred Stock”) in for form annexed hereto as Exhibit A (the “Certificate of Designations.” The Company’s certificate of incorporation, as it shall exist after the filing set forth in the previous sentence, is referred to herein as the “Certificate of Incorporation.” No securities of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except for this Agreement and as described in the SEC Documents, there are no contracts, commitments, understandings, or arrangements with any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind (a “Person”) by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in the SEC Documents and in said certificate of designations, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any Person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. The Certificate of Incorporation is as described above and the Company’s Bylaws, as amended to the date of this Agreement (the “Bylaws”), are set forth in the SEC Documents.

(d)      Issuance of Shares. The Shares have been duly authorized by all necessary corporate action and, when issued and delivered in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Series B Preferred Stock. When the shares of Common Stock issuable upon conversion of the Shares or PIK Dividend Shares, as defined below (collectively “Conversion Shares”), and any shares of Series B Preferred Stock that are issued as dividends on the Series B Preferred Shares (“PIK Dividend Shares.)” are issued and delivered in accordance with the provisions of the Certificate of Designations, they will be duly authorized by all requisite corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and (i) each of the holders of Conversion Shares will be entitled to all rights accorded to a holder of Common Stock and (ii) each of the holders of the PIK Dividend Shares will be entitled to all rights accorded to a holder of Series B Preferred Stock.

(e)     Sufficiency of Shares. The number of shares of preferred stock that the Company has designated as Series B Preferred Stock are sufficient for the issuance and delivery of all PIK Dividend Shares that the Company would be required to issue and deliver in the event that the Company elected on each date through December 31, 2019, for the payment of dividends on the Shares to pay such dividend in the form of PIK Dividend Shares.

(f)      No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate of Incorporation or the Bylaws or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and exchange the Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the SEC prior to or subsequent to the Closing, or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

(g)      SEC Documents; Financial Statements. The Company has been subject to the reporting requirements of the Exchange Act since November 25, 2013, and, since it became subject thereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents complied in all respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)      No Material Adverse Change. Since September 30, 2014, the Company has not experienced or suffered any Material Adverse Effect.

(i)      No Undisclosed Liabilities. Except as disclosed to the Exchangers, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheets included in the SEC Reports or incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since September 30, 2014, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

(j)      No Undisclosed Events or Circumstances. Except as disclosed to the Exchangers, since September 30, 2014, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)      No Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

(l)      Disclosure. To the best of the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Exchanger by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(m)      Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance, sale and exchange (as may be applicable) of the Shares hereunder. Neither the Company nor any Person acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

(n)      Governmental Approvals. Except for the filing of any notice prior or subsequent to a Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares or for the performance by the Company of its obligations under this Agreement.

(o)     Absence of Certain Developments. Since September 30, 2014, except as disclosed to the Exchangers or disclosed in or contemplated by this Agreement or in the SEC Documents, neither the Company nor any Subsidiary has:

(i)	issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)	borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business;

(iii)	discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)	declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)	sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi)	sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any Person except in the ordinary course of business or to the Exchangers or their representatives;

(vii)	suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)	made any changes in employee compensation;

(ix)	entered into any material transaction other than in the ordinary course of business;

(x)	made charitable contributions or pledges;

(xi)	suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xii)	experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiii)	entered into an agreement, written or otherwise, to take any of the foregoing actions; or

(xiv)	effected two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect

(p)     Form 10 Information; Non-Shell Status. On February 11, 2013, the Company filed with the SEC “Form 10 Information,” as that term is defined in Section (i)(3) of Rule 144 adopted by the SEC under the Securities Act (“Rule 144”) and stated therein that it had ceased to be an issuer described in section (i)(1)(i) of Rule 144. The Company is presently not such an issuer.

Section 2.2      Representations and Warranties of the Exchangers. Each of the Exchangers hereby makes the following representations and warranties to the Company solely with respect to itself and not with respect to any other Exchanger:

(a)      Organization and Standing. If such Exchanger is a corporation, limited liability company or partnership (an “Entity”), it is incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)      Authorization and Power. If such Exchanger is an Entity, it has all requisite power and authority to enter into and perform this Agreement and to acquire the Shares being sold to it hereunder and the execution, delivery and performance of this Agreement by such Exchanger and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, and no further consent or authorization of such Exchanger or, if applicable, its Board of Directors, stockholders, members, managers or partners, as the case may be, is required. This Agreement has been duly executed and delivered by such Exchanger. This Agreement constitutes a valid and binding obligation of such Exchanger enforceable against such Exchanger in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)      Ownership of Indebtedness. Such Exchanger is the sole Person with rights in or to the Indebtedness to be exchanged for Shares by him at the relevant Closing. Without limiting the generality of the previous sentence, such Exchanger has not assigned or pledged such Indebtedness or granted any security interest therein.

(d)     Acquisition for Investment. Such Exchanger is acquiring the Shares, and will acquire the PIK Dividend Shares and the Conversion Shares, solely for its own account for the purpose of investment and not with a view to or for sale in connection with the distribution thereof. Such Exchanger does not have a present intention to sell or distribute any of them. Such Exchanger acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Exchanger is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Shares, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e)      Registration; Rule 144. Such Exchanger understands that the Shares, the PIK Dividend Shares and the Conversion Shares must be held indefinitely unless they are registered under the Securities Act or an exemption from registration is available. Such Exchanger acknowledges that it is familiar with Rule 144 and that such Exchanger has been advised that Rule 144 permits resales only under certain circumstances. Such Exchanger understands that to the extent that Rule 144 is not available, such Exchanger will be unable to sell any Shares, PIK Dividend Shares or Conversion Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement. Such Exchanger further understands that the Company is an issuer that formerly was an issuer described in Section (i)(1)(i) of Rule 144 and, as a result, Rule 144 will not be available for the resale of its securities unless, at the time of such resale, it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K.

(f)      Exemption from Registration. Such Exchanger understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Exchanger set forth herein in order to determine the applicability of such exemptions and the suitability of such Exchanger to acquire the Shares. Such Exchanger understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(g)      Opportunities for Additional Information. Such Exchanger acknowledges that such Exchanger has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Exchanger’s personal knowledge of the Company’s affairs, such Exchanger has asked such questions and received answers to the full satisfaction of such Exchanger, and such Exchanger desires to invest in the Company.

(h)      No General Solicitation. Such Exchanger acknowledges that the Shares were not offered to such Exchanger by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Exchanger was invited by any of the foregoing means of communications.

(i)      Accredited Investor. Such Exchanger is an accredited investor (as defined in Rule 501 of Regulation D adopted under the Securities Act) and such Exchanger has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Such Exchanger acknowledges that an investment in the Shares is speculative and involves a high degree of risk. Such Exchanger will, upon request of the Company, verify his status as an accredited investor.

ARTICLE III

Covenants

Section 3.1     Covenants of the Company. The Company covenants with each Exchanger as follows, which covenants are for the sole benefit of each Exchanger and its respective permitted assignees:

(a)     Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., Eastern Time, on the fourth Business Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Current Report this Agreement, the Certificate of Designations and the Registration Rights Agreement in the form required by the Exchange Act (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, no Exchanger shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Exchanger with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Exchanger. Neither the Company nor any Exchanger shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Exchanger, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations.

(b)     Filing of Reports Under the Exchange Act. The Company will timely file all reports and other materials required to be filed by Section 13 of the Exchange Act, other than Current Reports on Form 8-K.

(c)     No Termination of Exchange Act Registration. As long as any Exchanger, or a permitted assignee of an Exchanger holds any of the Shares, the PIK Dividend Shares or the Conversion Shares, the Company shall not terminate the registration of its common stock under Section 12(b) or 12(g) of the Exchange Act, provided that the Company may terminate such registration under Section 12(g) if its common stock is registered under Section 12(b) at the time of such termination.

(d)     Notice of Breach. The Company shall give immediate notice by personal delivery or e-mail to each Exchanger upon becoming aware of the Company’s failure to comply with its covenant set forth in subsections (b) or (c) of this Section 3.1.

(e)     Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all material applicable laws, rules, regulations and orders.

(f)      Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(g)     Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under this Agreement.

Section 3.2.     Covenant of Exchangers. Each Exchanger covenants that it will not, at any time when it is prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Shares acquired by him, PIK Dividend Shares received by him or the Common Stock into which the Shares and the PIK Dividend Shares are convertible.

ARTICLE IV

Conditions

Section 4.1      Conditions Precedent to the Obligation of the Company to Close. The obligation hereunder of the Company to close and issue and deliver the Shares to an Exchanger on the relevant Closing Date is subject to the satisfaction or waiver, at or before such Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)      Accuracy of the Exchanger’s Representations and Warranties. The representations and warranties of such Exchanger shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)      Performance by the Exchanger. Such Exchanger shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Exchanger at or prior to such Closing Date.

(c)      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     The Certificate of Designations shall have been filed.

Section 4.2      Conditions Precedent to the Obligation of the Exchangers to Close. The obligation hereunder of each Exchanger to exchange Indebtedness for Shares on the relevant Closing Date and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below. These conditions are for the Exchanger’s sole benefit and may be waived by such Exchanger at any time in his sole discretion.

(a)     Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)     Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)     No Suspension, Etc. Trading in the Company’s Common Stock shall not have been suspended by the SEC (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall have terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by OTC Markets Inc. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are so reported, , nor shall a banking moratorium have been declared either by the United States or New York authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Exchangers, makes it impracticable or inadvisable to acquire the Shares.

(d)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)     No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, unless by or at the behest of a Exchanger, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)     Shares. The Company shall have delivered to such Exchanger certificates representing the Shares being acquired by the Exchangers at the Closing.

(j)      No Material Adverse Effect. No Material Adverse Effect shall have occurred.

(k)     Filing. The Certificate of Designations shall have been filed.

ARTICLE V

Certificate Legend

Each certificate representing the Shares, the PIK Dividend Shares and the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws), which legend shall not be considered an encumbrance:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR METROSPACES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company will reissue certificates representing any of the Shares, the PIK Dividend Shares and the Conversion Shares without the legend set forth above, in the hands of the transferee, if at such time, prior to making any transfer thereof, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of such Shares, PIK Dividend Shares and/or Conversion Shares is not required in connection with such proposed transfer, or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the SEC and has become effective under the Securities Act; and (b) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Article V, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Article V shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

ARTICLE VI

Termination

Section 6.1      Termination by Mutual Consent. This Agreement may be terminated as to any or all of the Exchangers at any time prior to the Closing Date by the mutual written consent of the Company and such Exchanger or Exchangers, as the case may be. The termination of this Agreement with respect to any Exchanger shall not affect its validity or enforceability with respect to the other Exchangers.

Section 6.2      Effect of Termination. In the event of termination by the Company or one or more of the Exchangers, written notice thereof shall forthwith be given to the Company or the Exchanger or Exchangers and the transactions contemplated by this Agreement shall be terminated with respect to the terminating or terminated Exchanger without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except with respect to the provisions hereof that expressly survive such termination. Nothing in this Section 6.2 shall be deemed to release the Company or any Exchanger from any liability for any breach under this Agreement, or to impair the rights of the Company or such Exchanger to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Indemnification

Section 7.1      General Indemnity. The Company agrees to indemnify and hold harmless each Exchanger (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by each Exchanger or any such Person as a result of any inaccuracy in or breach of the representations and warranties made to such Person or covenants made by the Company to such Person herein. The Exchangers severally but not jointly agree to indemnify and hold harmless the Company and its directors, officers, employees, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Exchangers herein.

Section 7.2      Indemnification Procedure. Any party entitled to indemnification under this Article VII (an “indemnified party”) will give written notice to the party from whom indemnification is sought (an “indemnifying party”) of any matters giving rise to a claim for indemnification; provided, however, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VIII

Miscellaneous

Section 8.1      Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 8.2      Specific Enforcement; Consent to Jurisdiction. (a) The Company and the Exchangers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)      The Company and each Exchanger (i) hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts of the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Exchanger consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Exchangers hereby agree that the prevailing party in any suit, action or proceeding shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 8.3     Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Exchanger make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding.

Section 8.4      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder (a “Notice”) shall be in writing and, unless a specific method of delivery is specified in any other provision of this Agreement, shall be personally delivered, transmitted by email to the e-mail address for the recipient specified below in this Section 8.4 or sent by a recognized courier service to the physical address specified below, with all courier fees (but not customs duties) prepaid. Any such Notice shall be effective (a) if personally delivered, upon its delivery, (b) if transmitted by email, at 8:00 a.m., Miami time, on the next business day thereafter or (c) if sent by courier, on the business day next following the delivery date shown in the courier’s proof of delivery, but not more than four business days after the Notice is delivered to the courier. The e-mail and physical addresses for Notices shall be:

If to the Company:

Metrospaces, Inc.
888 Brickell Key Drive, Suite 1102
Miami, Florida 33131
Attn:     President

If to an Exchanger:

To such Exchanger at the address of set forth next to his/its signature.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 8.5      Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6      Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, but not prior thereto, the Exchangers, in compliance with all applicable securities laws, may assign the Shares and their rights under this Agreement and any other rights hereto and thereto without the consent of the Company.

Section 8.8      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than indemnified parties, as contemplated by Article VII), provided, however, that any Subsidiary of the Company may assert this Agreement as a defense against any claim which a Exchanger may make against such Subsidiary in respect of Indebtedness exchanged for Shares hereunder.

Section 8.9      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 8.10      Survival. The representations and warranties of the Company and the Exchangers contained in Article II shall survive the execution and delivery hereof and each Closing for one (1) year after the date thereof with respect to the Shares and shall survive each issuance of Conversion Shares or PIK Dividend Shares for one (1) year after such issuance. The covenants of the parties set forth in Articles III, V and VII and Sections 8.2, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.12 and 8.13 of this Agreement shall survive the execution and delivery hereof and each Closing indefinitely.

Section 8.11      Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered (including by facsimile and/or by photocopy) to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 8.12      Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, would be valid, legal and enforceable to the maximum extent possible.

Section 8.13      Further Assurances. From and after the date of this Agreement, upon the request of the Exchangers or the Company, the Company and each Exchanger shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

METROSPACES, INC.

By: /s/ Carlos Daniel Silva
        Carlos Daniel Silva
        President

GBS CAPITAL PARTNERS INC.	Indebtedness: $450,000.00
Shares: 450,000
By: /s/ Oscar Brito
Oscar Brito	Address for Notice:
President
Attn: Luis Ernesto Rodriguez
Av. Casanova, Edificio Banhorient, Piso 6, ofic. 6D
Plaza Venezuela
Caracas, Venezuela 1050

/s/ Oscar Brito	Indebtedness: $150,000
Oscar Brito	Shares: 150,000

Address for Notice:
888 Brickell Key Dr. #1102
Miami, FL 33131